Exhibit 99.2

Hexcel Corporation and Subsidiaries

Net Sales by Product Group and Market Segment

For the Quarters Ended June 30, 2011 and 2010, March 31, 2011 and 2010

and the Six-Month Periods Ended June 30, 2011 and 2010

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Second Quarter 2011
Composite Materials	$150.9	$62.5	$63.4	$276.8
Engineered Products	56.9	19.2	0.8	76.9
Total	$207.8	$81.7	$64.2	$353.7
	59%	23%	18%	100%

First Quarter 2011
Composite Materials	$143.2	$59.9	$53.2	$256.3
Engineered Products	54.4	19.8	1.1	75.3
Total	$197.6	$79.7	$54.3	$331.6
	60%	24%	16%	100%

Second Quarter 2010
Composite Materials	$113.9	$60.7	$64.3	$238.9
Engineered Products	47.1	18.7	0.4	66.2
Total	$161.0	$79.4	$64.7	$305.1
	53%	26%	21%	100%

First Quarter 2010
Composite Materials	$109.3	$53.1	$38.0	$200.4
Engineered Products	42.7	19.4	0.5	62.6
Total	$152.0	$72.5	$38.5	$263.0
	58%	27%	15%	100%

Year to date June 30, 2011
Composite Materials	$294.1	$122.4	$116.6	$533.1
Engineered Products	111.3	39.0	1.9	152.2
Total	$405.4	$161.4	$118.5	$685.3
	59%	24%	17%	100%

Year to date June 30, 2010
Composite Materials	$223.2	$113.8	$102.3	$439.3
Engineered Products	89.8	38.1	0.9	128.8
Total	$313.0	$151.9	$103.2	$568.1
	55%	27%	18%	100%